Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2025 relating to the financial statements of Immunocore Holdings plc and the effectiveness of Immunocore Holdings plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Immunocore Holdings plc for the year ended December 31, 2024.

/s/ DELOITTE LLP

Cambridge, United Kingdom

May 7, 2025